Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-117235) and on Form S-3 (File Nos. 333-26975 and 333-12245) of Golden Cycle Gold Corporation of our report dated March 23, 2006, which appears in the consolidated financial statements included in this Company’s Form 10-K for the year ended December 31, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.

Denver, Colorado

March 28, 2006